UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   -----------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934

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      Date of Report (Date of earliest event reported): March 30, 2009


                                  CONSECO, INC.
             (Exact name of registrant as specified in its charter)


   Delaware                               001-31792               75-3108137
----------------------                 ----------------        --------------
(State or other                          (Commission          (I.R.S. Employer
jurisdiction of                          File Number)        Identification No.)
organization)

11825 North Pennsylvania Street
        Carmel, Indiana                                             46032
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(Address of principal executive offices)                          (Zip Code)

                                 (317) 817-6100
                            -------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
                                ----------------
                        (Former name or former address,
                          if changed since last report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01.  Entry into a Material Definitive Agreement.

On March 30, 2009, Conseco, Inc. (the "Company") entered into Amendment No. 2 to the Second Amended and Restated Credit Agreement with the lenders signatory thereto and Bank of America, N.A., as administrative agent. The changes made by Amendment No. 2 include, without limitation, the following:

o An increase in the debt to capital ratio through June 30, 2010 to 32.5%, returning to 30% thereafter;

o A decrease in the interest coverage ratio to 1.5x through June 30, 2010, returning to 2.0x thereafter;

o A decrease in the minimum risk based capital ratio to 200% through June 30, 2010, returning to 250% thereafter;

o A decrease in the minimum level of statutory capital to $1.1 billion through June 30, 2010, returning to $1.27 billion thereafter; and

o An increase in the annual interest rate payable by the Company to either LIBOR plus 4.00%, with a LIBOR floor of 2.50%, or a base rate plus 3.00%, with a base rate floor of 3.50%, plus in either case an additional 1% that will be added to the principal balance of the facility and will be payable at the facility's maturity date.

As a result of the amendment, the Company's current interest rate on the $911.8 million outstanding under the credit facility increased from approximately 2.6% to 7.5%. The amendment also places additional restrictions on the Company's ability to incur certain additional indebtedness, among other restrictions. The amendment made no changes to the amount borrowed under the credit facility, to the principal repayment schedule or to the collateral pledged as security for the facility.

Amendment No. 2 is attached hereto as Exhibit 10.1.


Item 9.01.  Financial Statements and Exhibits.

     (d) Exhibits

        10.1   Amendment No. 2 to the Second Amended and Restated Credit
               Agreement.

        99.1   Press release of Conseco, Inc. dated March 31, 2009.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                           CONSECO, INC.

March 31, 2009
                                           By:  /s/ John R. Kline
                                                ------------------------
                                                John R. Kline
                                                  Senior Vice President and
                                                  Chief Accounting Officer